AMENDMENT TO THE GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

This amendment, dated November 18, 2009, is between each of the entities listed on Schedule A thereto, and JPMorgan Chase Bank, National Association (“J.P. Morgan” or the “Bank”). For the purpose of this amendment, each Fund is a separate “Customer.”

It amends the Global Custody and Fund Accounting Agreement, as of February 18, 2005, as amended and restated (the “Agreement”) between the each of the entities listed on Schedule A and JPMorgan Chase Bank, National Association.

RECITAL

The Customer and the Bank wish to amend the Agreement to provide for certain conditions relating to investments in markets restricted from time to time by the Bank.

AMENDMENT

1.	Change to the Agreement.

The following is hereby added to the Agreement as 2.17:

	2.17	Restricted Markets

The Bank reserves the right to restrict the services it provides in certain markets it determines are restricted markets from time to time. A current list of these markets, and a summary of the related restrictions, is set forth on Schedule 3. The Bank may update Schedule 3 from time to time upon notice to Customer.

2.	Miscellaneous.

	(a)	This Amendment shall be governed by the laws of New York.

(b)

This Amendment shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns when executed by all parties. Nothing in this Amendment, express or implied, shall be construed to confer any rights or remedies upon any party other than the parties hereto and their respective successors and permitted assigns.

	(c)	All defined terms used in this Amendment shall have the same meaning as provided in the Agreement except where specifically herein modified.

	(d)	As modified and amended hereby, the parties hereby ratify, approve and confirm the Agreement in all respects.

	(e)	This Amendment may not be changed orally, but only by an agreement in writing signed by the parties hereto.

	(f)	This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

2

IN WITNESS WHEREOF, the parties have executed this Amendment on the respective dates specified below with effect from the date first specified on the first page of this Amendment.

JPMORGAN INSTITUTIONAL TRUST
JPMORGAN TRUST I
JPMORGAN TRUST II
J.P. MORGAN MUTUAL FUND GROUP
J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.
J.P. MORGAN MUTUAL FUND INVESTMENT TRUST
UNDISCOVERED MANAGERS FUNDS
UM INVESTMENT TRUST
JPMORGAN INSURANCE TRUST

By:	/s/ Patricia A. Maleski

Name: Patricia A. Maleski
Title: Vice President, Chief Administrative Officer and Treasurer

JPMORGAN CHASE BANK, N.A.

By:	/s/ Denis Burchell

Name: Denis Burchell
Title: Vice President

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SCHEDULE 3

J.P. Morgan Restricted Markets Schedule

The following table identifies certain markets that J.P. Morgan has determined to be restricted markets and provides summary information about the nature of the restrictions applicable in each. J.P. Morgan reserves the right to update this Schedule from time to time upon notice to Customer.

Market	Restrictions

Iceland

Asset servicing and settlement services J.P. Morgan can provide are subject to change, with or without prior notice. In particular, but without limitation, J.P. Morgan will not be able to provide a full service in relation to Corporate Actions, proxy voting, income collection and tax reclaims. J.P. Morgan will notify the Customer in writing from time to time of the details of the services offered in Iceland.

Until further notice from J.P. Morgan, no deposits of Icelandic currency will be held in the Customer’s Account except for the proceeds of sales of Securities issued by companies listed on the Icelandic Stock Exchange (“Icelandic Securities”).

Until further notice from J.P. Morgan, any credit of Icelandic currency to the Customer’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s Instruction to the purchase of Icelandic Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s agent bank in Iceland via a foreign exchange transaction (upon Instruction received from Customer) or other process. In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Lithuania

Until further notice from J.P. Morgan, no deposits of Lithuanian currency will be held in the Customer’s account except for any existing balances and future proceeds of sales of Lithuanian Securities or where income and corporate action proceeds are paid in local currency.

Until further notice from J.P. Morgan, any credit of Lithuanian currency to Customer’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s direction to the purchase of Lithuanian Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s agent bank in Lithuania via a foreign exchange transaction (upon Instruction received from Customer) or other process. In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

J.P. Morgan Worldwide Securities Services	October 23, 2009

Market	Restrictions

Russia

See the current version of the applicable J.P. Morgan’s Russia briefing memo regarding the registrar company system of recording ownership of equity Securities issued by a Russian issuer (“Russian Equities”). Registrar companies licensed in Russia to provide share registration services to an issuer of Russian Equities (“Russian Registrar Companies”) are not Securities Depositories or Subcustodians or otherwise agents of J.P. Morgan.

J.P. Morgan provides custody services with respect to Russian Equities only when held through a Russian Securities Depository in which J.P. Morgan participates or when J.P. Morgan has a contract with the applicable Russian Registrar Company. See the current version of the applicable Russia briefing memo for information concerning these contracts and steps J.P. Morgan currently takes to monitor the performance of Russian Registrar Companies.

J.P. Morgan’s responsibility with respect to the safekeeping of Russian Equities shall be limited to the safekeeping of the relevant extracts of share registration books issued by a Russian Registrar Company in respect of the Russian Equities (“Russian Share Extracts”) and extracts issued by a Russian Securities Depository (“Russian Depository Extracts”).

J.P. Morgan will only transmit funds for the purchase of Russian Equities after receipt of a Russian Depository Extract from the Russian Securities Depository or a Russian Share Extract from the Russian Registrar Company showing the Customer’s interest in the Russian Equities.

Due to unclear standards in the Russian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Russian Equities. For clients settling through Russian Registrar Companies, proxy services are available where a contract is in place with the applicable Russian Registrar Company.

Ukraine

See the current version of the applicable J.P. Morgan’s Ukraine briefing memo regarding the registrar company system of recording ownership of equity Securities issued by a Ukrainian issuer (“Ukrainian Equities”). Registrar companies licensed in Ukraine to provide share registration services to an issuer of Ukrainian Equities (“Ukrainian Registrar Companies”) are not Securities Depositories or Subcustodians or otherwise agents of J.P. Morgan.

J.P. Morgan provides custody services with respect to Ukrainian Equities only when held through a Ukrainian Securities Depository in which J.P. Morgan participates or when J.P. Morgan has a contract with the applicable Ukrainian Registrar Company. See the current version of the applicable Ukraine briefing memo for information concerning these contracts and steps J.P. Morgan currently takes to monitor the performance of Ukrainian Registrar Companies.

J.P. Morgan’s responsibility with respect to the safekeeping of Ukrainian Equities shall be limited to the safekeeping of the relevant extracts of share registration books issued by a Ukrainian Registrar Company in respect of the Ukrainian Equities (“Ukrainian Share Extracts”) and the extracts issued by a Ukrainian Securities Depository (“Ukrainian Depository Extracts”).

J.P. Morgan Worldwide Securities Services	October 23, 2009

Market	Restrictions

J.P. Morgan will only transmit funds for the purchase of Ukrainian Equities after receipt of a Ukrainian Share Extract from the Ukrainian Registrar Company showing Customer’s interest in the Ukrainian Equities.

Due to unclear standards in the Ukrainian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Ukrainian Equities. For clients settling through Ukrainian Registrar Companies, proxy services are available where a contract is in place with the applicable Ukrainian Registrar Company.

Western African Economic and Monetary Union (“WAEMU”)

Asset servicing and settlement services J.P. Morgan can provide are subject to change, with or without prior notice. In particular, but without limitation, J.P. Morgan will not be able to provide a full service in relation to Corporate Actions, proxy voting, income collection and tax reclaims. J.P. Morgan will notify Customer in writing from time to time of the details of the services offered in WAEMU.

Local currency will be held in a separate cash account maintained by the Customer with J.P. Morgan’s subcustodian.

If J.P. Morgan’s current WAEMU Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate, J.P. Morgan may cease to provide custody services with respect to Securities issued in member states of WAEMU that are settled at Dépositaire Central/Banque de Règlement S.A. (DC/BR). Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Zimbabwe

Asset servicing and settlement services J.P. Morgan can provide are subject to change, with or without prior notice. In particular, but without limitation, J.P. Morgan will not be able to provide a full service in relation to Corporate Actions, proxy voting, income collection and tax reclaims. J.P. Morgan will notify Customer in writing from time to time of the details of the services offered in Zimbabwe.

Local currency will be held in a separate cash account maintained by the Customer with J.P. Morgan’s subcustodian.

There may be limited choice of sub-custodians after the implementation of the Indigenisation and Economic Empowerment Bill. If that becomes the case, or if market conditions otherwise deteriorate, J.P. Morgan may cease to provide custody services with respect to Securities that are issued by companies listed on the Zimbabwean Stock Exchange. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

J.P. Morgan Worldwide Securities Services	October 23, 2009